Exhibit 99.1

Warrior Met Coal Announces Expiration and Results of Concurrent Tender Offers For

its 7.875% Senior Secured Notes Due 2028

BROOKWOOD, AL – (September 8, 2023) –Warrior Met Coal, Inc. (NYSE:HCC) (“Warrior” or the “Company”) today announced the results of (i) its previously announced offer to purchase (the “Restricted Payment Offer”), in cash, up to $150,000,000 principal amount of the Company’s outstanding 7.875% Senior Secured Notes due 2028 (the “Notes”), at a repurchase price of 103% of the aggregate principal amount of such Notes, plus accrued and unpaid interest with respect to such Notes to, but not including, the date of repurchase (the “Restricted Payment Repurchase Price”), and (ii) its previously announced concurrent, but separate, cash tender offer (the “Tender Offer” and, together with the Restricted Payment Offer, the “Offers”) to purchase up to $150,000,000 principal amount of the Notes at a repurchase price of 104.25% of the aggregate principal amount of such Notes, plus accrued and unpaid interest to, but not including, the date of repurchase (the “TO Repurchase Price”). The Offers expired at 5:00 P.M., New York City time, on September 7, 2023 (such date and time, the “Expiration Date”).

Restricted Payment Offer Results:

As of the Expiration Date, $200,000 aggregate principal amount of the Notes were validly tendered and not validly withdrawn pursuant to the Restricted Payment Offer. Pursuant to the terms of the Restricted Payment Offer:

(1) an automatic pro ration factor of 49.5674% was applied to the $200,000 aggregate principal amount of the Notes that were validly tendered and not validly withdrawn in the Restricted Payment Offer (rounded down to avoid the purchase of Notes in a principal amount other than in integrals of $1,000), which resulted in $99,000 aggregate principal amount of the Notes (the “RP Pro-Rated Tendered Notes”);

(2) the Company will accept all $99,000 aggregate principal amount of the RP Pro-Rated Tendered Notes for payment of the Restricted Payment Repurchase Price in cash; and

(3) the remaining balance of $101,000 aggregate principal amount of the Notes tendered that were not RP Pro-Rated Tendered Notes will not be accepted for payment by the Company and will be returned to the tendering holder of the Notes.

The Company expects to make payment for the RP Pro-Rated Tendered Notes on September 8, 2023.

Accordingly, pursuant the terms of the indenture governing the Notes, the Company will have the ability from time to time in the future to make one or more restricted payments (the “Proposed Restricted Payment”) in the form of special dividends to holders of the Company’s common stock and/or repurchases of the Company’s common stock in the aggregate amount of up to $299,901,000, consistent with the terms of the Capital Allocation Policy adopted by the board of directors of the Company. Any future Proposed Restricted Payments will be at the discretion of the board of directors of the Company and subject to a number of factors and there can be no assurance that the Company will make any Proposed Restricted Payments in the future.

D.F. King & Co., Inc. acted as the Tender Agent and Information Agent with respect to the Restricted Payment Offer.

Tender Offer Results:

As of the Expiration Date, $294,770,000 aggregate principal amount of the Notes were validly tendered and not validly withdrawn pursuant to the Tender Offer. Pursuant to the terms of the Tender Offer:

(1) an automatic pro ration factor of 49.5674% was applied to the $294,770,000 aggregate principal amount of the Notes that were validly tendered and not validly withdrawn in the Tender Offer (rounded down to avoid the purchase of Notes in a principal amount other than in integrals of $1,000), which resulted in $146,002,000 aggregate principal amount of the Notes (the “TO Pro-Rated Tendered Notes”);

(2) the Company will accept all $146,002,000 aggregate principal amount of the TO Pro-Rated Tendered Notes for payment of the TO Repurchase Price in cash; and

(3) the remaining balance of $148,768,000 aggregate principal amount of the Notes tendered that were not TO Pro-Rated Tendered Notes will not be accepted for payment by the Company and will be returned to the tendering holder of the Notes.

The Company expects to make payment for the TO Pro-Rated Tendered Notes on September 11, 2023.

D.F. King & Co., Inc. acted as the Tender Agent and Information Agent with respect to the Tender Offer, and Goldman Sachs & Co. LLC acted as Dealer Manager for the Tender Offer.

Immediately following the closing of the Offers, approximately $156,517,000 aggregate principal amount of the Notes will remain outstanding.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell the Notes or any other securities. The Offers were made only through and subject to the terms and conditions set forth in (i) the Restricted Payment Notice and Offer to Purchase for the Restricted Payment Offer and (ii) the Offer to Purchase for the Tender Offer. The Offers were not made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Warrior Met Coal

Warrior is a U.S.-based, environmentally and socially minded supplier to the global steel industry. It is dedicated entirely to mining non-thermal met coal used as a critical component of steel production by metal manufacturers in Europe, South America and Asia. Warrior is a large-scale, low-cost producer and exporter of premium met coal, also known as hard-coking coal (HCC), operating highly efficient longwall operations in its underground mines based in Alabama. The HCC that Warrior produces from the Blue Creek coal seam contains very low sulfur, has strong coking properties and is of a similar quality to coal referred to as the premium HCC produced in Australia. The premium nature of Warrior’s HCC makes it ideally suited as a base feed coal for steel makers and results in price realizations near the Platts Index price. For more information, please visit www.warriormetcoal.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.

The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “project,” “target,” “foresee,” “should,” “would,” “could,” “potential,” or other similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements represent management’s good faith expectations, projections, guidance or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. Specifically, the Company cannot assure you that the proposed transactions described above, including the successful completion of the Offers or that any restricted payments, whether in the form of special dividends and/or repurchases of the Company’s common stock, will be consummated. Information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023 and other reports filed from time to time with the SEC. The Company’s filings with the SEC are available on the SEC’s website at www.sec.gov.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors.

Contacts

For Investors:

Dale W. Boyles, 205-554-6129

dale.boyles@warriormetcoal.com

For Media:

D’Andre Wright, 205-554-6131

dandre.wright@warriormetcoal.com